EXHIBIT 21

Subsidiaries of the Registrant               Place of Incorporation

WPI Electronics, Inc.                        New Hampshire
WPI Instruments, Inc.                        New Hampshire
WPI Magnetec, Inc.                           New Hampshire
WPI Power Systems, Inc.                      New Hampshire
WPI Termiflex, Inc.                          New Hampshire
WPI Termiflex International Sales, Inc.      Massachusetts
WPI DecisionKey, Inc.                        New Hampshire
WPI Micro Palm,  Inc.                        New Hampshire
WPI Micro Processor Systems, Inc.            New Hampshire
WPI Oyster Termiflex Limited                 England and Wales
WPI Oyster Terminals, Inc.                   New Hampshire
WPI UK Holding, Inc.                         New Hampshire
WPI UK Holding II, Inc.                      New Hampshire
WPI Group (U.K.)                             England and Wales
WPI Group International Sales Limited        Barbados
WPI Husky Technology, Inc.                   Florida





EXHIBIT 23

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this form 10-K into the Company's previously filed
Registration Statements (File Nos. 33-48285, 33-88012, 33-
80912, 33-85137, 333-28335 and 333-1696).



                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
December 18, 2000